UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 25, 2007

                             DELEK US HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                      001-32868                 52-2319066
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)

                7102 Commerce Way
               Brentwood, Tennessee                                 37027
    (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (615) 771-6701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

     On September 25, 2007, Delek US Holdings, Inc. ("Delek") completed the acquisition of approximately 6.24% of the issued and outstanding shares of common stock in Lion Oil Company, par value $0.10 per share (the "Lion Shares") for a purchase price of approximately $23 million. Delek now owns approximately 34.5% of the Lion Shares.

     On September 26, 2007, Delek issued the press release attached hereto as
Exhibit 99.1 pertaining to the events described above.

Item 9.01. Financial Statements and Exhibits

(a)  Financial statements of businesses acquired. Not Applicable.

(b)  Pro forma financial information. Not Applicable.

(c)  Shell company transactions. Not Applicable.

(d)  Exhibits
     99.1 Press release of Delek US Holdings, Inc. issued on September 26, 2007.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2007                         DELEK US HOLDINGS, INC.


                                                  By:    /s/ Edward Morgan
                                                         -----------------------
                                                  Name:  Edward Morgan
                                                  Title: Vice President and
                                                         Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit
  No.                              Description
-------                            -----------

 99.1    Press release of Delek US Holdings, Inc., issued on September 26, 2007.